U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2002

VOICE MOBILITY INTERNATIONAL, INC.

(Name of Small Business Issuer in its Charter)

NEVADA	33-0777819

(State or Other Jurisdiction of	(I.R.S. Employer Identification Number)
Incorporation or Organization)

100 – 4190 Lougheed Hwy, Burnaby, British Columbia, Canada                           V5C 6A8

(Address of Principal Executive Offices)                                                                   (Zip Code)

(604) 482-0000

(Issuer's Telephone Number)

Item 5. Other Events

     Voice Mobility announces it has it has secured CDN$1.8 Million in the form of a line of credit.

Exhibit No	Exhibits

99.1	News release of Voice Mobility International, Inc. Dated January 9, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

Date: January 9, 2003	by: /s/Randy G. Buchamer
Randy G. Buchamer
Chairman and CEO

Exhibit 99.1

EX-99.1
News Release

VOICE MOBILITY SECURES CDN$ 1.8 MILLION FINANCING

VANCOUVER, BC, CANADA – January 9, 2003 – Voice Mobility International, Inc. (TSE: VMY, OTCBB: VMII and FWB: VMY), Vancouver based developer and provider of carrier grade enhanced messaging solutions, has secured a line of credit financing of CDN$ 1.8 Million.

“Voice Mobility will utilize these funds as required to implement our business plan,” said Randy Buchamer, Voice Mobility Chairman and CEO. “We are receiving positive feedback from the carrier market that we expect will lead to growth in 2003.” - 30-

About Voice Mobility

Voice Mobility markets and develops next generation messaging solutions that provide all of the enhanced features and functionality of unified communications while ensuring integration with and replacement of existing voice messaging systems. Voice Mobility markets its software suite to telephone companies and service providers in mature markets and new, growth markets.
Voice Mobility’s enhanced messaging solution offers a lower cost of system ownership (ability for carriers and service providers to cease spending capital on legacy equipment), seamless migration of paying customers from first generation systems to second generation technology, new revenue streams through the incremental marketing of enhanced features, and competitive differentiation.
For Voice Mobility customers this means increased share of existing customer’s wallet, increased customer loyalty and the ability to attract new customers with incremental services. For more information about Voice Mobility visit www.voicemobility.com.

FOR MORE INFORMATION CONTACT:

Voice Mobility International Inc
Randy G. Buchamer
Chairman and CEO
604.482.0000
Investor Relations:
 North America: 1-888-370-8751
investors@voicemobility.com

FORWARD-LOOKING (SAFE HARBOR) STATEMENT

Statements in this press release that relate to future results, strategies and events are based on the company's current expectations. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, future sales, product demand, growth of the unified messaging industry, competition, exchange rate fluctuations, the effect of economic conditions and technological difficulties and other risks detailed in Voice Mobility's filings with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update the information in this press release.